UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

(415) 500-4614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2022 is being filed to correct a typographical error in the effective date of Dr. Atkinson’s appointment to the Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On February 17, 2022, the board of directors (the “Board”) of 89bio, Inc. (the “Company”) appointed Edward Morrow Atkinson III as a member of the Board. Dr. Atkinson will serve as a Class I Director until the Company’s 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately.

Dr. Atkinson, age 56, has over 20 years of experience in biopharmaceutical development, launch, manufacturing and supply chain. Dr. Atkinson has served as Senior Vice President, Head of Commercial Manufacturing and Supply Chain for Vertex Pharmaceuticals, Inc., a biopharmaceutical company, since July 2020. From 2012 to June 2020, Dr. Atkinson served in various roles at Bristol Myers Squibb, a biopharmaceutical company, including as Senior Vice President of Global Manufacturing Operations from September 2019 to June 2020, Vice President and Integration Leader of Manufacturing and Cell Therapy from January 2019 to September 2019, Vice President of Internal Manufacturing, Biologics from June 2017 to January 2019 and Vice President of Biologics Development and Clinical Manufacturing from 2012 to June 2017. Prior to that, Dr. Atkinson served in roles at Cook Pharmica, LLC (now Catalent), Eli Lilly & Co., Targeted Genetics Corporation and Geron Corporation. Dr. Atkinson earned his B.S. in Biology from Indiana University-Bloomington and Ph.D. in Biological Sciences from Stanford University.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2021, Dr. Atkinson will receive an annual cash retainer of $40,000 for his service as a member of the Board. In addition, Dr. Atkinson was granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on the date of grant. The equity award was made under the Company’s Amended and Restated 2019 Equity Incentive Plan. The shares underlying the option will vest and become exercisable on the first, second and third anniversary of February 17, 2022, subject to Dr. Atkinson’s continued service to the Company. Dr. Atkinson has entered into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1 filed on October 11, 2019.

There are no arrangements or understandings between Dr. Atkinson and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. Atkinson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 24, 2022, the Company issued a press release announcing Dr. Atkinson’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 24, 2022

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: March 4, 2022	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer